                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                          ALLIED PRODUCTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
   [LOGO]

10 SOUTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
Telephone: (312) 454-1020

TO OUR STOCKHOLDERS:
This letter affords me the opportunity to extend a cordial invitation to all our stockholders to attend the 1998 Annual Meeting on Wednesday, May 20, 1998. At this meeting there will be ample time to answer your questions and thoroughly discuss our Company's affairs.

Enclosed you will find the Notice of our Annual Meeting, together with a Proxy Statement and a Proxy card, and a copy of our 1997 Annual Report. The Proxy Statement describes the matters to be considered at the meeting. If you are unable to attend the meeting in person, please complete and return the enclosed Proxy so that your shares are represented and voted. We would appreciate your prompt attention to this matter.

                                          Very truly yours,
                                          RICHARD A. DREXLER
                                          PRESIDENT

Chicago, Illinois
April 10, 1998

   [LOGO]

10 SOUTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606
Telephone: (312) 454-1020

------------------------------------------

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
ON May 20, 1998

---------------------------------

Notice is hereby given that the Annual Meeting of Stockholders of ALLIED PRODUCTS CORPORATION (herein referred to as "Allied" or the "Company") will be held on Wednesday, May 20, 1998 at 9:30 o'clock A.M. (Chicago Time) in the Shareholders Room, 21st Floor, Bank of America, 231 South La Salle Street, Chicago, Illinois 60697, for the following purposes:

1.  To elect three directors in accordance with the Company's By-Laws.

2. To act upon any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record as shown by the transfer books of Allied at the close of business on April 3, 1998, are entitled to notice of, and to vote at, this Annual Meeting.

All stockholders are invited to attend this Annual Meeting in person. Those stockholders who are unable to attend in person are respectfully urged to execute and return the enclosed Proxy at their earliest convenience. SINCE ATTENDANCE IN PERSON OR BY PROXY OF A MAJORITY OF THE OUTSTANDING SHARES IS REQUIRED AT THE MEETING IN ORDER TO TRANSACT BUSINESS, PROMPTNESS IN RETURNING THE EXECUTED PROXY WILL BE APPRECIATED. Stockholders who execute a Proxy may nevertheless attend the meeting and vote their shares in person.

                                          By Order of the Board of Directors
                                          ALLIED PRODUCTS CORPORATION
                                          Mark C. Standefer
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

April 10, 1998

---------------------------------

PROXY STATEMENT
------------------------------

ANNUAL MEETING OF STOCKHOLDERS
OF ALLIED PRODUCTS CORPORATION
May 20, 1998

SOLICITATION OF PROXIES

The accompanying Proxy is solicited by the Board of Directors of ALLIED PRODUCTS CORPORATION (herein referred to as "Allied" or the "Company") for use at the Annual Meeting of Stockholders, to be held on Wednesday, May 20, 1998, and at any and all adjournments thereof. Any Proxy given may be revoked with respect to any matter by notice in writing to the Secretary of Allied at any time prior to its use, by delivering another later dated proxy or by voting in person at the Annual Meeting. Pursuant to Delaware General Corporation Law, only votes cast "For" a matter constitute affirmative votes. Votes "Withheld" or abstaining from voting are counted for quorum purposes, but since they are not voted "For" a particular matter they have the same effect as negative votes or votes "Against" a particular matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote. Accordingly, broker non-votes will not have an effect on the outcome of the election of directors or any other matters which are presented at the meeting.

The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders at an estimated fee of $7,500. Upon request, the Company will reimburse brokerage houses and other custodians and fiduciaries holding stock of record for reasonable out-of-pocket expenses incurred in forwarding proxy solicitation material to the beneficial owners of such stock. Directors, officers, and certain regular employees of the Company, without additional compensation, may solicit Proxies personally by telephone or other means. This Proxy Statement and the enclosed proxy card were first mailed to the stockholders on or about April 10, 1998.

OUTSTANDING STOCK AND VOTING RIGHTS

The Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of stockholders entitled to notice of this Annual Meeting, and only stockholders of record on that date will be entitled to vote thereat.

As of April 3, 1998, 11,916,980 shares of Common Stock (par value $.01 per share), were issued and outstanding each of which shares is entitled to one vote on the election of directors.

Allied's SMART Plan (an employee benefit plan formed pursuant to Section 401(k) of the Internal Revenue Code) holds 472,504 shares of Common Stock representing 3.96% of the outstanding shares of Allied Common Stock. CTC Illinois Trust Company acts as trustee for the SMART Plan. The shares held in the SMART Plan have been credited to the individual accounts of the participants in the SMART Plan and will be voted in accordance with instructions of such participants. Shares in the SMART Plan with respect to which participants fail to return voting instructions (other than in the PAYSOP accounts) will be voted on each issue by an advisory committee composed of three members, Lloyd A. Drexler,
S. S. Sherman and Richard A. Drexler, in the same proportion as all other outstanding shares are voted. All PAYSOP account shares (approximately 17,824 shares) with respect to which participants fail to return voting instructions will not be voted. Those shares held in the SMART Plan which have not been credited to participants' accounts will be voted by the advisory committee in its discretion.

BENEFICIAL OWNERS

As of March 1, 1998, Mr. S. S. Sherman and Messrs. Lloyd A. Drexler and Richard
A. Drexler combined, directors of the Company, beneficially own more than 5% of Allied Common Stock. See the table set forth under the caption "Election of Directors - Principal Stockholders and Management Ownership" and the notes thereto for information concerning their ownership.

The Company has been informed that as of December 31, 1997 The Prudential Insurance Company of America whose address is 751 Broad Street, Newark, New Jersey 07102, beneficially owns 1,675,125 shares of Common Stock representing approximately 14.07% of the outstanding shares of Allied Common Stock.

The Company has been informed that as of December 31, 1997 Neuberger & Berman L.P., whose address is 605 Third Avenue, New York, New York 10158-3698, beneficially owns 880,549 shares of Common Stock representing approximately 7.40% of the outstanding shares of Allied Common Stock. It has voting power over only 596,499 shares.

The Company has been informed that as of December 31, 1997 Neumeier Investment Counsel, whose address is 26435 Carmel Rancho Boulevard, Carmel, California 93923, beneficially owns 889,450 shares of Common Stock representing approximately 7.47% of the outstanding shares of Allied Common Stock. It has sole voting power over only 465,600 shares.

PROPOSAL 1:  ELECTION OF DIRECTORS

On February 4, 1998 the Board of Directors of Allied nominated the following three individuals to run for election as Directors. Each of the individuals is a present director whose term expires this year and each has been nominated for reelection for a term expiring in 2001. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting.

THE FOLLOWING SETS FORTH CERTAIN BIOGRAPHICAL INFORMATION, PRESENT OCCUPATION AND BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS FOR EACH OF THE NOMINEES AS WELL AS THE TERM OF OFFICE FOR WHICH EACH IS BEING NOMINATED:

CLASS B DIRECTORS (TERM EXPIRES IN 2001)

LLOYD A. DREXLER, age 80, was the Co-Chairman of the Board from June 2, 1992 until August 18, 1993 and he has been a member of the Board of Directors since 1963. Previously, he was Chairman of the Executive Committee from 1986 until June 2, 1992. Mr. Drexler is the father of Mr. Richard A. Drexler.

JOHN E. JONES, age 63, has been a member of the Board of Directors since 1974. Mr. Jones is the retired Chairman of the Board, President and Chief Executive Officer of CBI Industries, Inc., which was engaged in contracting services and the manufacture of industrial gases. He served in that function from 1989 through January 1996. Mr. Jones is a director of NICOR Inc., a gas utility company, Amsted Industries Incorporated, a railroad supply company, Valmont Industries, Inc., an irrigation and industrial products company, The Interlake Corporation, which is in the powdered metal and material handling business, and BWAY Corp., which is in the container business.

STANLEY J. GOLDRING, age 52, is Senior Managing Director of JW Charles, Inc., an investment banking company. Prior to December 13, 1996, Mr. Goldring was Senior Managing Director of Ladenburg, Thalman & Company, Inc. an investment banking company, for thirteen years. Ladenburg, Thalman & Company, Inc. and now, JW Charles, Inc., have served as an investment manager for certain funds held by the trustee for certain of the Company's defined benefit pension plans and accordingly received a management fee from the trustee. Mr. Goldring has been involved in various aspects of analytical research, money management and investment banking over the course of his 25-year career on Wall Street. He has been a member of the Board of Directors since August 1993.

All of the above individuals are currently directors of the Company. Any director may resign or may be removed as provided in the By-Laws. It is intended that proxies received in response to this solicitation will be voted in favor of the nominees unless otherwise specified in the proxy.

If for any reason any of such nominees should be unable to serve (a situation which is not presently contemplated), it is intended that the proxies will be voted for such other person or persons as the Board of Directors shall designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR.

THE FOLLOWING SETS FORTH CERTAIN BIOGRAPHICAL INFORMATION, PRESENT OCCUPATION AND BUSINESS EXPERIENCE FOR THE PAST FIVE YEARS FOR EACH OF THE OTHER MEMBERS OF THE BOARD OF DIRECTORS:

CLASS A DIRECTORS (TERM EXPIRES IN 2000)

RICHARD A. DREXLER, age 50, has been Chairman of the Board since August 18, 1993, President since 1982 and Chief Executive Officer since 1986. He has been a member of the Board of Directors since 1982. Mr. Drexler is a director of NACO, a private company engaged in the manufacture of steel castings for the railroad industry.

JOHN W. PUTH, age 69, has been a member of the Board of Directors since 1993. He has been President of J.W. Puth Associates, a consulting/investment firm, since 1987. From 1983 until 1987 he served as Chairman, President and Chief Executive Officer of Clevite Industries, Inc., a multi-national manufacturer of valves, hydraulics, bearings and other parts. Mr. Puth is a member of the boards of L.B. Foster Co., a manufacturer of rail products, Lindberg Corporation, a commercial heat treating company, U.S. Freightways, a trucking company, System Software Associates, an applications software company, A.M. Castle, a metals manufacturer, and Brockway Standard, a container manufacturer. He is also a director of several private companies.

MITCHELL I. QUAIN, age 46, has been a member of the Board of Directors since February, 1995. Mr. Quain has been executive vice president and a member of the board of Furman Selz, LLC, an investment banking firm from 1997 to the present. Prior to that, and since 1988, he was a managing director of Schroder Wertheim & Company, an investment banking firm. Schroder Wertheim & Company served as an independent buying agent during 1996 and 1997 with respect to the Company's share repurchase program and accordingly received commissions from the Company. He is also a director of Strategic Distribution, Inc., an industrial distributor, Mechanical Dynamics, Inc., an engineering oriented software company and DeCrane Aircraft Holdings, Inc., a manufacturer of avionics components.

CLASS C DIRECTORS (TERM EXPIRES IN 1999)

WILLIAM D. FISCHER, age 70, has been a member of the Board of Directors since 1993. He was President and Chief Operating Officer and a Director of Chicago-based Dean Foods Company from 1989 until December, 1993 when he retired. Prior to that he was Vice President, Finance, a post he held since 1971. He was a director of Dean Foods which processes and distributes dairy and other foods until March 15, 1996. He is also a director of John P. Sanfilippo & Son, Inc., a processor and marketer of nuts and snacks.

S.S. SHERMAN, age 79, was the Co-Chairman of the Board from June 2, 1992 until August 18, 1993. He was Chairman of the Board from 1973 until June 2, 1992 and has been a member of the Board of Directors since 1963.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth information as of March 1, 1998, regarding the beneficial ownership of capital stock of the Company by each director of the Company, the Company's Chief Executive Officer, each of the Company's executive officers named in the Summary Compensation Table on Page 9 and the directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investing powers with respect to the capital stock owned by them. All share holdings have been adjusted to reflect the 3 for 2 stock split that occurred in September 1997.

                                                                                      PERCENT
        NAME OF BENEFICIAL OWNER OR GROUP              CLASS          AMOUNT         OF CLASS
--------------------------------------------------  -----------  -----------------  -----------
Lloyd A. Drexler..................................    Common           471,619(1)         3.95%

Richard A. Drexler................................    Common           525,459(2)         4.40%

William D. Fischer................................    Common            22,292(3)            *

Robert J. Fleck...................................    Common            51,775(4)            *

Martin A. German..................................    Common               -0-

Stanley J. Goldring...............................    Common            22,792(3)            *

John E. Jones.....................................    Common            67,730(3)            *

Kenneth B. Light..................................    Common            35,821(5)            *

Bobby Middlebrooks................................    Common            26,286(6)            *

Richard W. Metzger................................    Common            45,879(7)            *

John W. Puth......................................    Common            25,792(3)            *

Mitchell I. Quain.................................    Common            38,842(8)            *

S. S. Sherman.....................................    Common           791,715(9)         6.64%

All Executive officers and directors as a group
 (14 persons).....................................    Common         2,227,895(10)       18.68%

------------------------

 *  Less than 1% of class.

(1) Includes 135,898 shares of restricted stock; 251,260 shares owned by a partnership of which Mr. Lloyd Drexler is a partner and 37,500 shares owned by Mr. Drexler's wife and by a family trust of which Mr. Drexler's wife is the trustee. Also includes 21,292 shares which Mr. Drexler has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(2) Includes 56,713 shares of restricted stock; 52,500 shares held by a trust of which Mr. Richard Drexler is trustee; 145,552 shares owned by a family corporation, of which Mr. Drexler is President; 53,830 shares credited to Mr. Drexler's account in the Company's 401(k) Plan and 110,040 shares which Mr. Drexler has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(3) Includes 21,292 shares which each of Messrs. Fischer, Goldring, Jones and Puth have the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(4) Consists of 1,062 shares of restricted stock; 16,963 shares credited to Mr. Fleck's account in the Company's 401(k) Plan and 33,750 shares which Mr. Fleck has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(5) Includes shares credited to Mr. Light's account in the Company's 401(k)
    Plan.

(6) Consists of 3,100 shares of restricted stock; 17,250 shares which Mr. Middlebrooks has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement; and 5,936 shares credited to Mr. Middlebrooks' account in the Company's 401(k) Plan.

(7) Includes 1,704 shares credited to Mr. Metzger's account in the Company's 401(k) Plan; 43,875 shares which Mr. Metzger has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement; and 300 shares owned by Mr. Metzger's wife.

(8) Includes 20,542 shares which Mr. Quain has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement and 4,800 shares owned by his children.

(9) Consists of 208,048 shares in his own name of which 93,244 shares are restricted stock; 562,375 shares owned by a family corporation of which Mr. Sherman, his wife and children are stockholders; and 21,292 shares which Mr. Sherman has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement.

(10) Includes 363,834 shares which the group has the right to acquire by exercise of stock options within sixty days of the date of this proxy statement; 120,750 shares credited to the accounts of members of the group in the Company's 401(k) Plan; and 290,182 shares of restricted stock.

MANAGEMENT COMPENSATION

REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE

The Stock Option and Compensation Committee of the Board of Directors was comprised during fiscal 1997 of John W. Puth, Chairman, William D. Fischer and John E. Jones, all outside directors of the Company. The Committee oversees the administration of the Company's employee benefit plans and establishes policies relating to compensation of employees. All decisions by the Stock Option and Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under certain of the Company's stock-based compensation plans.

COMPENSATION POLICY

The objectives of the Company's executive compensation program are to:

    -   Support the achievement of desired Company performance.

    - Provide compensation that will attract and retain superior talent and reward performance.

    -   Align the executive officers' interests with the success of the Company.

In determining the compensation for the executive officers, the Stock Option and Compensation Committee took into consideration a number of factors. In 1996, the Committee authorized the retention of a recognized consulting firm in the field of executive compensation. The duties of each of the executive officers were analyzed and categorized. A statistical comparison was drawn to a base of comparable companies and, after considering the performance of each executive, salaries for 1997 were set within the seventy-fifth percentile of such companies. Similarly, bonuses as a percentage of base salary were set with the condition that they would be tied into performance of the Company's plan of operation. Bonuses can exceed the standard if the Company appreciably exceeds its plan. These decisions were deemed by the Committee to be in keeping with its policy.

The executive compensation program provides an overall level of compensation opportunity that is competitive with the manufacturing businesses in which the Company is engaged as well as with a broader group of companies of comparable size and complexity. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based upon annual and long-term Company performance as well as individual performance. Subject to the limitations described above, the Stock Option and Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or an individual's circumstances.

The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance generally available to employees of the Company.

CEO COMPENSATION

During 1997, the Company's most highly compensated officer was Richard A. Drexler, Chairman of the Board, President and Chief Executive Officer. Consistent with its policy, the Stock Option and Compensation Committee reviewed the performance of Mr. Drexler and made recommendations to the Board concerning annual compensation (salary plus bonus) and long-term compensation in the form of stock options. The key measurement during the year involved the successful management of the Company which continues to attain record earnings and a sharp increase in the price of its stock. Through Mr. Drexler's efforts, the Company was able to realize excellent profits for 1995, 1996 and 1997.

                                          John W. Puth, Chairman
                                          William D. Fischer
                                          John E. Jones

SUMMARY COMPENSATION TABLE

The table below sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and to each of the Company's four other most highly compensated executive officers, as well as one former executive officer who would have been one of the four most highly compensated officers had he not resigned before the end of the year, based on salary and bonus earned during fiscal 1997.

                                                                              LONG TERM COMPENSATION
                                             ANNUAL COMPENSATION           ----------------------------
                                      ----------------------------------    SECURITIES
                                                           OTHER ANNUAL     UNDERLYING      ALL OTHER
                                                           COMPENSATION       OPTIONS      COMPENSATION
 NAMES AND PRINCIPAL POSITION   YEAR  SALARY($)  BONUS($)       (A)          SAR'S#(B)        ($)(C)
------------------------------  ----  ---------  --------  -------------   -------------   ------------
Richard A. Drexler              1997   455,004   395,750        1,378          30,000          8,409
 Chairman, President and Chief  1996   400,008   240,500        2,728          60,000          8,409
 Executive Officer              1995   370,000   210,000                       20,000

Kenneth B. Light *              1997   235,008   117,500        1,423          --             30,000
 Executive Vice President,      1996   225,000   107,500        2,818          25,000         30,000
 Chief Financial and            1995   211,000    84,000                       10,000         30,000
 Administrative Officer

Martin A. German **             1997   230,003   388,400          971          --             --
 Senior Vice President          1996   220,000   125,000        1,923          20,000         11,514
                                1995   200,000   100,000                       10,000         11,514

Bobby Middlebrooks              1997   220,149   105,000                       10,000
 Senior Vice President          1996   210,000    50,000                        5,000
                                1995   200,000    76,400                       10,000

Robert J. Fleck                 1997   143,160    41,100                        5,000          8,076
 Vice President--Accounting     1996   137,000    40,000                        3,000          7,465
 and                            1995   132,000    37,500                        5,000          7,466
 Chief Accounting &
 Administrative Officer

Richard W. Metzger ***          1997   135,070   130,000                       10,000          3,115
 Vice President

------------------------

  * Retired as of 1/3/98

 ** Resigned as of 10/30/97

*** Not an executive officer during 1995 and 1996

(A) While each named executive officer received certain perquisites and other benefits in each of the years shown, the value of these amounts are not shown, in accordance with the regulations of the Securities and Exchange Commission, since such benefit did not exceed in aggregate the lesser of $50,000 or 10% of an individual's salary and bonus in such year. The amounts shown represent the Medicare Hospital Insurance taxes paid by the Company on behalf of each executive on the value of the increase in the executive's vested accrued benefit in the Executive Retirement Plan (see "Retirement Plans" elsewhere in this document).

(B) No stock appreciation rights were granted to the named executive officers in any of the three years. See "Option Grants during 1997 Fiscal Year" for description of options granted.

(C) Amounts shown consist of Company contributions to defined contribution plans.

OPTION GRANTS DURING 1997 FISCAL YEAR

The following table provides information relating to options granted to the named executive officers during fiscal 1997.

                                                 INDIVIDUAL GRANTS
                               ------------------------------------------------------  POTENTIAL APPRECIATION
                                NUMBER OF                                                AT ASSUMED ANNUAL
                               SECURITIES                                               RATES OF STOCK PRICE
                               UNDERLYING    % OF TOTAL                                   APPRECIATION FOR
                                 OPTIONS       OPTIONS      EXERCISE                       OPTION TERM(2)
                                 GRANTED     GRANTED IN       PRICE      EXPIRATION    ----------------------
            NAME                 (#)(1)      FISCAL YR.      ($/SH)         DATE        5% ($)      10% ($)
-----------------------------  -----------  -------------  -----------  -------------  ---------  -----------

Richard A. Drexler                 30,000            27        24.875      10/22/2007    469,313    1,189,330

Kenneth B. Light                    0                 0        N/A           N/A          N/A         N/A

Martin A. German                    0                 0        N/A           N/A          N/A         N/A

Bobby Middlebrooks                 10,000             9        24.875      10/22/2007    156,438      396,443

Robert J. Fleck                     5,000           4.5        24.875      10/22/2007     78,219      198,222

Richard W. Metzger                 10,000             9        24.875      10/22/2007    156,438      396,443

------------------------

(1) All options are non-qualified and have exercise prices equal to the fair market value of Allied Common Stock on the date of grant. Each option is exercisable as to 50% of the shares on the first anniversary of the date of grant and as to the remaining 50% of the shares on the second anniversary date and thereafter, and each option includes the right to pay the exercise price in cash or shares of Allied Common Stock.

(2) The amounts shown in these columns are calculated based upon assumed annual appreciation rates of 5% and 10%, as set by the Securities and Exchange Commission, and are not intended to be forecasts of future appreciation of Allied Common Stock.

OPTION EXERCISES DURING 1997 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The Company does not have any outstanding stock appreciation rights. The following table provides information relating to the exercise of options during 1997 and the value of options held by the named executive officers at the end of 1997:

                                                          NUMBER OF
                                                         SECURITIES            VALUE OF
                                                         UNDERLYING           UNEXERCISED
                                                         UNEXERCISED         IN-THE-MONEY
                                                         OPTIONS AT           OPTIONS AT
                               SHARES        VALUE     END OF 1997(#)      END OF 1997($)(1)
                             ACQUIRED ON   REALIZED     EXERCISABLE/         EXERCISABLE/
           NAME             EXERCISE (#)      ($)       UNEXERCISABLE        UNXERCISABLE
--------------------------  -------------  ---------  -----------------  ---------------------

Richard A. Drexler                 22,500    334,462      87,540/75,000        858,597/374,625

Kenneth B. Light                    4,500     66,892      66,045/18,750        758,583/157,650

Martin A. German                   32,250    459,039                  0                      0

Bobby Middlebrooks                      0          0      17,250/13,750         186,893/29,663

Robert J. Fleck                     9,000    153,518       33,750/7,250         567,743/17,798

Richard W. Metzger                      0          0      37,875/23,500        506,021/111,765

------------------------

(1) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on 12/31/97 was $24 per share. Value is calculated on the basis of the difference between the option exercise price and $24 multiplied by the number of shares of Common Stock underlying the option.

RETIREMENT PLANS

Mr. Bobby Middlebrooks is a participant in the Bush Hog Division Salaried Pension Plan, a defined benefit plan. As such, upon retirement he will be entitled to the following monthly benefit: One percent of his final monthly salary multiplied by the number of years of service to the Company. Assuming Mr. Middlebrooks' retirement at age 65 (he is now 62 years old) at his current salary, Mr. Middlebrooks would be entitled to a pension of $6,500 per month. Current Federal law prohibits paying benefits under the Bush Hog Division Salaried Pension Plan based on compensation in excess of $160,000 per year and annual benefits in excess of $130,000 per year. Therefore, the Company also has granted to Mr. Middlebrooks a non-qualified retirement benefit which is not subject to these limits. This additional benefit will provide Mr. Middlebrooks payments equal to the difference between (i) the sum Mr. Middlebrooks will receive subject to the maximum compensation and benefits limitations under Internal Revenue Code provisions and (ii) the sum he would have been able to receive under the Bush Hog Division Salaried Pension Plan without such limitations. Assuming his salary remains level until his retirement at age 65 he would be entitled to additional payments of $3,100 per month under the non-qualified Plan.

Effective January 1, 1994, the Company entered into agreements with Messrs. Richard Drexler, German and Light to provide retirement benefits pursuant to an Executive Retirement Plan adopted by the Board of Directors. Under such plan, each of these individuals is eligible, upon reaching Normal Retirement Date (which is defined as the earlier of age sixty-five or completion of twenty-five years of service) to receive a retirement benefit equal to three times his final average annual compensation (which is defined as the average of the participant's compensation during the thirty-six months prior to the participant's separation from service). Such benefit shall be paid in 120 equal monthly installments commencing on the month following the date of termination of service with the Company or, upon prior election by the individual, in a lump sum amount discounted to present value. If the individual dies during such period, the unpaid remaining monthly installments will be paid to his named beneficiary or to his estate. Messrs German and Light have each retired from the Company in 1997 and 1998, respectively, and have elected to receive lump sum payments. In 1997 Mr. German received $512,646 and in 1998, Mr. Light received $632,277. Based on the average compensation received during the past three years, Mr. Drexler would receive $2,071,262 on the Normal Retirement Date (payable over ten years). Benefits payable under the Executive Retirement Plan are reduced to the extent of payments received under the Target Benefit Plan described below.

TARGET BENEFIT PLAN

Effective January 1, 1995 the Company implemented a defined contribution plan called "The Target Benefit Plan". The purpose of the plan is to provide retirement benefits for certain employees, (i.e., those employees who are not a part of an established pension plan) taking into consideration the employee's age, years of service and compensation. The plan, which is funded solely by the Company, sets forth a "Target" benefit amount to be paid to the employee upon reaching age 65. The target benefit is one-half of one percent of the employees' final average salary (including bonus) over the last five years of service with the Company multiplied by all years of service with the Company. The amount contributed by the Company is actuarially derived and is based on the assumption that the employees will continue to work for the Company until age 65; that money in the plan will grow at a specified rate of earnings over time (although not guaranteed); and that salaries will increase at a specified rate over time (although not guaranteed). Since the employees make their own investment decisions with respect to contributed amounts, the target benefit is only an estimate and will vary based on the actual earnings of each account. Based on the most recent estimate, the annual target benefit for the named officers (other than Bobby Middlebrooks who is a participant in a pension plan) is as follows: Richard Drexler $34,333; Robert Fleck $30,667; Richard Metzger $23,133. The target benefits of Messrs. German and Light, who retired in 1997 and 1998, respectively, were $27,818 and $99,835, and were deducted from the payments made to these individuals under the Executive Retirement Plan described above. With respect to Richard Drexler, the actual benefits paid under the Target Benefit Plan during the first ten years of retirement will reduce amounts payable under the Executive Retirement Plan described above.

TERMINATION AGREEMENTS

Agreements between the Company and Messrs. Richard Drexler and Middlebrooks provide that, if within one year following a specified change in ownership or control of the Company there shall be an involuntary termination of such executive's employment, or if there shall be certain patterns of activity during such period by the Company causing such executive to resign, then, subject to prevailing tax laws and regulations, the executive shall be entitled to payments equal approximately to three years' compensation.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Machinery-Diversified Index over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Machinery-Diversified Index at the end of 1992, and reinvestment of all dividends).

                              [PERFORMANCE CHART]

FUNCTIONING OF THE BOARD AND COMMITTEES

Allied's Board of Directors has an Executive Committee, an Audit Committee, a Stock Option and Compensation Committee and a Nominating Committee. In 1997, each of the outside directors received the sum of $20,000 annually for his services as a director and the chairman of each committee (if a non-employee of the Company) received the additional sum of $3,000 annually. Each non-employee director of the Company also received $750 for each meeting of the Board which he attended and, except for the Executive Committee, for each committee meeting which he attended.

Members of the Executive Committee are Messrs. R. Drexler (Chairman), L. Drexler and Sherman. During 1997, the Committee met on 2 occasions to exercise the powers of the Board of Directors in the management of the business and affairs of the Company.

Members of the Audit Committee are Messrs. Fischer (Chairman), Goldring, Jones, Puth and Quain. During 1997, the Committee met on 2 occasions to review and make recommendations to the full Board with respect to the scope and results of the annual audit, and the selection of independent public accountants.

Members of the Stock Option and Compensation Committee are Messrs. Puth (Chairman), Jones and Fischer. During 1997, the Committee met on 2 occasions to review and make recommendations to the full Board with respect to officers' salaries, options and corporate incentive compensation plans.

Members of the Nominating Committee are Messrs. Jones (Chairman), Goldring, Fischer, Puth, R. Drexler, L. Drexler and Sherman. The Committee did not meet in 1997. The Nominating Committee will consider recommendations for nominees for election to the Board submitted by shareholders. These nominations should be submitted to the Secretary of the Company for review by the Committee. Such nominations for the 1999 Annual Meeting should be submitted no later than December 11, 1998.

Allied's Board of Directors met on five occasions during 1997. All of the current directors attended at least 75% of the meetings of the Board and the respective committees to which they belong.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

During 1997, upon the recommendation of Allied's Audit Committee and approval by its Board of
Directors, Allied engaged Coopers & Lybrand L.L.P. as its independent public accountants to perform the following audit services: examination of Allied's annual consolidated financial statements, assistance and consultation in connection with various accounting matters and other non-audit professional services.

The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendations of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. At its October 22, 1997 meeting, the Audit Committee reviewed and approved the services described above as well as the services to be performed in 1998 and concluded that they do not impair the independence of the accountants.

Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will be given an opportunity to make any comments they wish, and will be available to respond to any questions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

Based solely on its review of such reports received by it and written representations from its officers and directors, the Company believes that during fiscal year 1997 all filing requirements applicable to its officers and directors were complied with.

STOCKHOLDER PROPOSAL

A stockholder proposal must be received by the Secretary of Allied on or before December 11, 1998 for inclusion in the Proxy Statement and form of proxy relating to Allied's 1999 Annual Stockholders' meeting.

GENERAL

A quorum at this Annual Meeting is a majority of the outstanding shares entitled to vote thereat.

Allied has no knowledge of any matters, other than those set forth in this Proxy Statement or referred to in the accompanying Notice of Annual Meeting of Stockholders, which will be presented at the Annual Meeting, but if any other matters are properly presented to the meeting for action, the persons named in the accompanying proxy will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          ALLIED PRODUCTS CORPORATION
                                          MARK C. STANDEFER
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

April 10, 1998

PROXY                                                                      PROXY

                          ALLIED PRODUCTS CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS--
                FOR ANNUAL MEETING OF STOCKHOLDERS MAY 20, 1998

    The  undersigned hereby appoints S. S. Sherman, Lloyd A. Drexler and Richard
A. Drexler, and each of them, Proxies, with the powers the undersigned would possess if personally present, to vote all shares of the undersigned in Allied Products Corporation at the annual meeting of the stockholders to be held on May 20, 1998, at 9:30 A.M., Chicago Time, and at any adjournment thereof, for the purpose of acting upon the proposals referred to herein in accordance with the designations below, and of acting in their discretion upon such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS:       / / FOR all nominees listed below (except  / / WITHHOLD AUTHORITY
                                as marked to the contrary below)             to vote for all nominees listed below

LLOYD A. DREXLER             JOHN E. JONES                STANLEY J. GOLDRING

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through that nominee's name.

                   (Continued and to be signed on other side)

    IF YOU SIGN AND RETURN THIS PROXY, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREON. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.
                                               DATED: ____________________, 1998
                                               ___________________________(L.S.)
                                               ___________________________(L.S.)

                                               IMPORTANT: Please sign exactly as
                                               your  name or names appear on the
                                               stock certificate or
                                               certificates, and when shares are
                                               held  by   joint  tenants,   both
                                               should   sign.  When  signing  as
                                               attorney, executor,
                                               administrator, trustees or
                                               guardian, give your full title as
                                               such.  If  the  signatory  is   a
                                               corporation  or  partnership sign
                                               the full corporate or partnership
                                               name by  duly authorized  officer
                                               or partner.

                                               NOTE: Please date, sign and mail
                                                  this proxy in the enclosed
                                               envelope. No postage is required
                                               for mailing in the United States.